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                                                                   EXHIBIT 10.34


                              VERIDIEN CORPORATION
           EMPLOYEES & CONSULTANTS COMPENSATION AND STOCK OPTION PLAN

         THIS EMPLOYEES & CONSULTANTS COMPENSATION AND STOCK OPTION PLAN,adopted by the Board of Directors of Veridien Corporation (the "Company") this 26th day of March, 2002,

WITNESSETH THAT:

         WHEREAS, the Company has been experiencing working capital shortages and it is desirable to have a plan which will permit the Company to (a) compensate employees and consultants with shares of the Company's Common Stock in lieu of cash, and (b) incentivize and compensate employees and consultants with stock options;

         WHEREAS, the Company desires to give its Board of Directors the flexibility to compensate employees and consultants with either shares of the Company's Common Stock or with stock options (Common Stock Purchase Options);

         WHEREAS, the Company desires to provide employees and consultants with stock options in order to form a relationship with the option grantees and tie their compensation to the Company and its business and its profitability;

NOW, THEREFORE, in order to carry out the foregoing purposes, the Board of Directors of the Company hereby adopts this Employees & Consultants Compensation and Stock Option Plan, as follows:

                                    ARTICLE I
                                    THE PLAN

1. General. This Plan encompasses the grant, by the Company's Board of Directors, of either (A) shares of the Company's Common Stock, or (B) options for the purchase of shares of the Company's Common Stock. As such, this Plan includes a Stock Option Plan as set forth in Article II and a Common Stock Compensation Plan, as set forth in Article III. In each case, the Board of Directors shall determine, in its discretion, whether to issue shares of Common Stock or to issue Common Stock Purchase Options, or a combination thereof. If the Board of Directors shall determine to issue shares of Common Stock, it shall do so within the terms and conditions of Part II. If the Board of Directors shall determine to issue Common Stock Purchase Options, it shall do so within the terms and conditions of Part III. Finally, in the event of a combination of compensation, the Board of Directors shall apply the applicable portion of each Part.

2. Total Number of Shares under Plan. The total number of shares issuable, either directly or upon the exercise of options granted pursuant to this Plan, shall be limited to Ten Million (10,000,000).

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3.       Term of Plan. The term of this Plan shall commence upon the date adopted by the Board of Directors of the Company and shall end on that day five
(5) years from the commencement date. Termination of the Plan shall not, however, terminate Common Stock Purchase Options granted under Part II, provided nevertheless that all such options shall terminate on the earlier of (A) that day five (5) years from the date of grant or (B) that day ten (10) years from the commencement date.

4. Amendment of the Plan. The Board of Directors of the Company may from time to time alter, amend, suspend or discontinue this Plan, or any part hereof, and make rules for its administration, except that the Board of Directors shall not amend the Plan in any manner which would have the effect of preventing options issued under the Plan from being "incentive stock options" as defined in
Section 422A of the Internal Revenue Code of 1986.

5. Grants of Shares and/or Options discretionary. The granting of shares of Common Stock or Common Stock Purchase Options under this Plan shall be entirely discretionary with the Company's Board of Directors (or any committee appointed by the Board of Directors as provided in this Plan and nothing in this Plan shall be deemed to give any officer, manager, employee, consultant, professional or advisor any right to participate in this Plan or to receive shares or options.


                                     PART II
                          COMMON STOCK PURCHASE OPTIONS

1. Purpose. The purpose of this Part II of this Plan is to secure for the Company and its stockholders the benefits which flow from providing corporate officers, executives, managerial employees, and executive-level consultants ("key employees") with the incentive inherent in common stock ownership. It is generally recognized that stock option plans aid in retaining competent executives and consultants and furnish a device to attract executives and consultants of exceptional ability to the Company because of the opportunity offered to acquire a proprietary interest in the business.

2. Amount of stock. The total number of shares of Common Stock to be subject to options granted pursuant to this Plan on and after the commencement date of the Plan shall not exceed 10,000,000 shares of the Company's Common Stock. This total number of shares shall be reduced, from time to time, upon the issuance of shares of Common Stock under Part III of this Plan or upon the reservation of shares for issuance upon the exercise of options granted under this Part II of this Plan. This total number of shares shall also be subject to appropriate increase or decrease in the event of a stock dividend upon, or a subdivision, split-up, combination or reclassification of, the shares purchasable under such options. In the event that options granted under this Plan shall lapse without being exercised in whole or in part, other options may be granted covering the shares not purchased under such lapsed options or the shares may be issued in grants under Part III.


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3.       Stock Option Committee. The Board of Directors may, from time to time, appoint a Stock Option Committee (hereinafter called the "Committee"), to serve under this Plan. The Committee shall consist of three or more directors. In the absence of such a committee, the entire Board of Directors shall serve as the Stock Option Committee, and all references in this Plan to the Committee" shall refer to the entire Board of Directors.

4. Eligibility and participation. Options may be granted pursuant to this Plan to corporate officers, executives, and managerial employees of, and key consultants (including professionals and advisors) to, the Company and any subsidiaries which may exist from time to time (hereinafter called "employees/consultants"). From time to time the Committee shall select the employees/consultants to whom options may be granted by the Board of Directors and shall determine the number of shares to be covered by each option so granted. Future as well as present employees/consultants (including officers, executives, managerial employees and key consultants who are directors) shall be eligible to participate in the Plan. Directors who are not officers, executives, managerial employees of, or key consultants to, the Company or a subsidiary are not eligible to participate in the Plan. No option may be granted under the Plan after that day which is five (5) years from the commencement date. No individual or entity shall be granted options having a value of more than $100,000 under this Plan in any one fiscal year.

5. Option agreement. The terms and provisions of options granted pursuant to the Plan shall be set forth in an agreement, herein called Option Agreement, between the Company and the employee/consultant receiving the same. The Option may be in such form, not inconsistent with the terms of this Plan, as shall be approved by the Board of Directors.

6. Price. The purchase price per share of Common Stock purchasable under options granted pursuant to the Plan shall not be less than 100 percent of the fair market value at the time the options are granted. The purchase price per share of Common Stock purchasable under options granted pursuant to this Plan to a person who owns more than 10 percent of the voting power of the Company's voting stock shall not be less than 110 percent of the fair market value of such shares, at the time the options are granted. For the purposes of the preceding sentence (a) the employee/consultant shall be considered as owning the stock owned directly or indirectly by or for himself, the stock which the employee/consultant may purchase under outstanding options and the stock owned, directly or indirectly, by or for his brothers and sisters (whether of the whole or half blood), spouse, ancestors, and lineal descendants and (b) stock owned directly or indirectly, by or for a corporation, partnership, estate, or trust shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries. For all purposes of this Plan, the fair market value of the Common Stock of the Company shall be determined in good faith at the time of the grant of any option by decision of the Stock Option Committee. In making such determination, the Stock Option Committee shall not take into account the effect of any restrictions on the Common Stock other than restrictions which, by their terms, will never lapse. The full purchase price of shares purchased shall be paid upon exercise of the option. Under certain circumstances such purchase price per share shall be subject to adjustment as referred to in Section 10 of this Plan.

7. Option period. No option granted pursuant to this Plan shall be exercisable after (A) the expiration of five (5) years from the date the option is first granted or (B) the expiration of ten (10) years from the commencement date of this Plan. The expiration date stated in the Option Agreement is hereinafter called the Expiration Date.


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8.       Termination of employment.  The Option Agreement shall provide that:

         (a) If prior to the Expiration Date the employee/consultant shall for any reason whatever, other than (1) his authorized retirement as defined in (b) below, or (2) his death, cease to be employed by the Company or a subsidiary, any unexercised portions of the option granted shall automatically terminate;

         (b) If prior to the Expiration Date the employee/consultant shall (1) retire upon or after reaching the age which at the time of retirement is established as the normal retirement age for employees of the Company (such normal retirement age now being 65 years) or (2) with the written consent of the Company retire prior to such age on account of physical or mental disability (such retirement pursuant to (1) or (2) being deemed an "authorized retirement") any unexercised portion of the option shall expire at the end of three (3) months after such authorized retirement, and during such three months' period the employee/consultant may exercise all or any part of the then unexercised portion of the option; and

         (c) If prior to the Expiration Date the employee/consultant shall die (at a time when he is an officer, executive, managerial employee of or key consultant to the Company or a subsidiary or within three months after his authorized retirement), the legal representatives of his estate or a legatee or legatees shall have the privilege, for a period of six (6) months after his death, of exercising all or any part of the then unexercised portion of the option.

Nothing in (b) or (c) shall extend the time for exercising any option granted pursuant to the Plan beyond the Expiration Date.

9. Assignability. The Option Agreement shall provide that the option granted thereby shall not be transferable or assignable by the employee/consultant otherwise than by will or by the laws of descent and distribution and ruing the lifetime of the employee/consultant shall be exercisable only by him.

10. Adjustment in case of stock splits, stock dividends, etc. The Option Agreement may contain such provisions as the Board of Directors may approve as equitable concerning the effect upon the option granted thereby and upon the per share or per unit option price, of (a) stock dividends upon, or subdivisions, split-ups, combinations or reclassifications of, the securities purchasable under the option, or (b) proposals to merge or consolidate the Company or to sell all or substantially all of its assets, or to liquidate or dissolve the Company.

11. Stock for investment. In the absence of registration of the shares issuable upon exercise of the Options granted hereunder, the Option Agreement shall provide that the employee/consultant shall upon each exercise of a part of all of the option granted represent and warrant that his purchase of stock pursuant to such option is for investment only, and not with a view to distribution involving a public offering.


                                    PART III
                         COMMON STOCK COMPENSATION PLAN

1. Purpose. The purpose of this Plan is to provide compensation in the form of Common Stock of the Company, in lieu of cash, to eligible consultants that have previously rendered services or that will render services during the term of this Employees & Consultants Compensation and Stock Option Plan.

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2.       Administration. (a) This Plan shall be administered by the Board of
Directors which may from time to time issue orders or adopt resolutions, not inconsistent with the provisions of this Plan, to interpret the provisions and supervise the administration of this Plan. The Company's President and Chief Financial Officer shall make initial determinations as to which consultants, professionals or advisors will be considered to receive shares under this Plan, and will provide a list to the Board of Directors. All final determinations shall be by the affirmative vote of a majority of the members of the Board of Directors at a meeting called for such purpose, or reduced to writing and signed by a majority of the members of the Board. Subject to the Company's Bylaws, all decisions made by the Directors in selecting eligible consultants, professionals or advisors, establishing the number of shares, and construing the provisions of this Plan shall be final, conclusive and binding on all persons including the Corporation, its shareholders, employees and eligible consultants, professionals and advisors.

(b) The Board of Directors may from time to time appoint a Part III Compensation Committee, consisting of at least one Director and one officer, none of whom shall be eligible to participate in the Plan while members of the Committee. The Board of Directors may delegate to such Committee the power to select the particular consultants, professionals and advisors that are to receive shares, and to determine the number of shares to be allocated to each such recipient.

(c) If the SEC Rules and or regulations relating to the issuance of Common Stock under a Form S-8 should change during the term of this Plan, the Board of Directors shall have the power to alter this Plan to conform to such changes.

3. Eligibility. (a) Shares shall be granted only to consultants, professionals and advisors who render services that are within those classes for which Form S-8 is applicable.

(b) No individual or entity shall be granted shares having a value of more than $100,000 under this Plan in any one fiscal year.

4. Shares Subject to the Plan. The total number of shares of Common Stock to be subject to options granted pursuant to this Plan on and after the commencement date of the Plan shall not exceed 10,000,000 shares of the Company's Common Stock. This total number of shares shall be reduced, from time to time, upon the reservation of shares for issuance upon the exercise of options granted under Part II of this Plan or upon the issuance of shares under this Part III. This total number of shares shall also be subject to appropriate increase or decrease in the event of a stock dividend upon, or a subdivision, split-up, combination or reclassification of, the shares purchasable under such options. In the event that options granted under Part II of this Plan shall lapse without being exercised in whole or in part, other options may be granted covering the shares not purchased under such lapsed options or the shares may be issued in grants under this Part III.


                                   ARTICLE IV
GENERAL

1. Governing Law. All grants of Common Stock Purchase Options and/or shares of Common Stock under this Plan shall be deemed to be made in Florida and all disputes arising hereunder shall be governed and controlled by the laws of Florida. In the event of


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any litigation arising from any Common Stock Purchase Options granted under this
Plan or any shares of Common Stock issued under this Plan, jurisdiction and venue of any such litigation shall be in the state and/or federal courts in Florida. Any person receiving shares or options hereunder shall be deemed to have agreed to such provisions.


2. Benefits. This Plan shall be for the benefit of the Company and its stockholders and no potential grantee or his/her/its personal representatives, successors and, where applicable, assigns, shall have any rights, powers, licenses, claims or other interest herein.

3. Paragraph Headings. The paragraph headings in this Plan are inserted for convenience and identification only and are in no way intended to define or limit the scope, extent, or intent of this Plan or any of the provisions hereof.

4. Interpretation. It is the intent of the parties that this Agreement shall be construed and interpreted, and that all questions arising hereunder shall be determined in accordance with the provisions of the laws of the State of Florida.


                            CERTIFICATION OF ADOPTION
                             (by Board of Directors)

         The undersigned, being the Chairman of the Board of Directors, the Vice-Chairman of the Board of Directors and the President of Veridien Corporation hereby certify that the foregoing Plan was adopted by a unanimous vote of the Board of Directors on March 26, 2002.



                                          /s/Russell D. Van Zandt, Chairman



                                          /s/Rene A. Gareau, Vice-Chairman



                                          /s/Sheldon C. Fenton, President